Exhibit 10.29

SECOND AMENDMENT, dated as of December 28, 2011 (this “Second Amendment”), to the RECEIVABLES PURCHASE AGREEMENT, dated as of March 31, 2011 (as amended by the First Amendment, dated as of June 30, 2011, prior to the effective date of the Second Amendment, the “Original Agreement”; as amended by the Second Amendment and as further amended, supplemented or modified from time to time, the “Agreement”), among (i) WORLD FUEL SERVICES, INC., a Texas corporation, WORLD FUEL SERVICES EUROPE, LTD., a company organized under the laws of England and Wales, WORLD FUEL SERVICES (SINGAPORE) PTE LTD, a company organized under the laws of Singapore, WORLD FUEL SERVICES TRADING DMCC, a company organized under the rules and regulations of the Dubai Multi Commodities Center and the laws of Dubai (together with its and their successors and assigns, each individually, “Original Seller”, and also collectively, as applicable, “Original Seller”), (ii) WORLD FUEL SERVICES AVIATION LIMITED, a private limited company organized under the laws of England and Wales (together with its successors and assigns “WFSA”; the Original Seller and WFSA, together with its and their successors and assigns, each individually, “Seller”, and also collectively, as applicable, “Seller”), (iii) WORLD FUEL SERVICES CORPORATION, a Florida corporation (together with its successors and assigns, “Parent”), and (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION, a U.S. national banking association (together with its successors and permitted assigns, “Wells”).  Terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

Original Seller and Wells each desires (i) to increase the receivables program under the Agreement and (ii) to include WFSA as a Seller of Receivables.

Accordingly, the parties to this Second Amendment hereby agree to amend the Original Agreement as follows.

1.             Amendments.

(a)           Section 1 of the Original Agreement is hereby amended by (i) deleting the defined terms “Outstanding Purchase Price - Base Receivables” and “Seller” in their entirety, and (ii) substituting therefor the following:

“Outstanding Purchase Price - Base Receivables” shall mean an amount equal to the sum of (i) the Outstanding Purchase Price - General Receivables plus (ii) the Outstanding Purchase Price - Transportation Receivables. Pursuant to Section 5.1(i), the maximum Outstanding Purchase Price - Base Receivables shall not exceed $75,000,000.

“Seller” shall mean, individually and collectively, WFSI, WFSE, WFSS, WFST and WFSA, together with their respective successors and assigns.

(b)           The defined term “Purchase Limit” appearing in Section 1 of the Original Agreement is hereby amended by (i) deleting the phrase “the maximum Outstanding Purchase Price - Base Receivables shall not exceed $50,000,000” appearing therein, and (ii) substituting therefor the phrase “the maximum Outstanding Purchase Price - Base Receivables shall not exceed $75,000,000”.

(c)           Section 1 of the Original Agreement is hereby amended by adding the following new defined terms and placing such defined terms in their appropriate alphabetical order:

“General Receivables” shall mean Base Receivables other than the Transportation Receivables.

“Outstanding Purchase Price - General Receivables” shall mean the amount equal to the aggregate amount of the Purchase Prices paid by Wells with respect to the Purchased General Receivables minus the aggregate amount of all Collections with respect to such Purchased General Receivables remitted to the Collection Account plus the amount of Collections netted out pursuant to the weekly settlement process described in Section 6.2(a).

“Outstanding Purchase Price - Transportation Receivables” shall mean the amount equal to the aggregate amount of the Purchase Prices paid by Wells with respect to the Purchased Transportation Receivables minus the aggregate amount of all Collections with respect to such Purchased Transportation Receivables remitted to the Collection Account plus the amount of Collections netted out pursuant to the weekly settlement process described in Section 6.2(a).

“Purchased General Receivable” shall mean any General Receivable that is purchased by Wells hereunder.

“Purchased Transportation Receivable” shall mean any Transportation Receivable that is purchased by Wells hereunder.

“Transportation Account Debtor” shall mean each of Cathay Pacific Airways Ltd., Deutsche Lufthansa AG and Singapore Airlines Ltd., and each of their respective subsidiaries.

“Transportation Receivables” shall mean those Base Receivables the Account Debtor of which is a Transportation Account Debtor.

“WFSA” shall mean World Fuel Services Aviation Limited, a private limited company organized under the laws of England and Wales.

(d)           Section 5.1(i) of the Original Agreement is hereby amended by (i) deleting such subclause in its entirety, and (ii) substituting therefor the following new subclause:

“(i)          Sales Volume. Except as otherwise agreed by Wells, the maximum Outstanding Purchase Price - Base Receivables shall not exceed $75,000,000 and the maximum Outstanding Purchase Price - DLA Receivables shall not exceed $50,000,000. Seller agrees to offer for sale to Wells sufficient volumes of Eligible Receivables in order for Wells to hold (i) an average quarterly balance of the Outstanding Purchase Price of Purchased General Receivables of $40,000,000 or greater, and (ii) an average quarterly balance of the Outstanding Purchase Price of Purchased Transportation Receivables of $12,500,000 or greater.  For each quarter during the initial term of this Agreement, and each quarter thereafter to the extent that the term of this Agreement is extended pursuant to Section 7.1 hereof (for the avoidance of doubt, to include the remaining term of this Agreement as extended regardless of the termination of this Agreement by Seller upon notice pursuant to Section 7.2, or by Wells upon the occurrence of a Termination Event,

2

but not including any quarters after the quarter in which Wells may terminate this Agreement solely upon notice under Section 7.2), (A) if the average quarterly balance of the Purchased General Receivables is less than $40,000,000, then Seller agrees to pay to Wells a maintenance fee equal to (a) 0.50% multiplied by (b) $40,000,000 minus the sum of (i) the amount of the average Outstanding Purchase Price - General Receivables for such quarterly period, plus (ii) the difference (if positive) between $40,000,000 and the average amount of the Purchase Limits in effect for such quarterly period, plus (iii) 90% of the aggregate Net Invoice Amount of General Receivables constituting Eligible Receivables offered for purchase by Seller during such quarterly period that were not purchased by Wells, plus (B) if the average quarterly balance of the Purchased Transportation Receivables is less than $12,500,000, then Seller agrees to pay to Wells a maintenance fee equal to (a) 0.50% multiplied by (b) $12,500,000 minus the sum of (i) the amount of the average Outstanding Purchase Price - Transportation Receivables for such quarterly period, plus (ii) the difference (if positive) between $12,500,000 and the average amount of the Purchase Limits in effect for such quarterly period, plus (iii) 90% of the aggregate Net Invoice Amount of Transportation Receivables constituting Eligible Receivables offered for purchase by Seller during such quarterly period that were not purchased by Wells, (the sum of (A) plus (B) being the “Quarterly Maintenance Fee”). The Quarterly Maintenance Fee may be deducted from the Purchase Price for Purchased Receivables as a component of the first weekly settlement process set forth in Section 6.2(a) to occur following the end of a calendar quarter (or shall otherwise be paid in cash by Seller on the first Business Day following the end of a calendar quarter).”

(e)           Exhibit A of the Original Agreement is hereby amended by (i) deleting such Exhibit in its entirety, and (ii) substituting therefor Exhibit A attached hereto.

2.             Conditions Precedent.  This Second Amendment shall become effective on the date and time that Wells shall have received the agreements, documents, instruments and payments set forth on Exhibit D-2 hereto, each in form, substance and date reasonably satisfactory to Wells.

3.             Confirmation of Parent Guaranty.  By its execution of this Second Amendment, Parent hereby consents and acknowledges the additional terms set forth in this Second Amendment, including the increase of the Purchase Limit and addition of WFSA as a “Seller” under the Agreement and under the Parent Guaranty, and further acknowledges the continuing validity of the Parent Guaranty and reaffirms all of the terms and obligations contained in the Parent Guaranty, which shall remain in full force and effect for all obligations of Seller, including, without limitation, WFSA, now or hereafter owing to Wells and acknowledges, agrees, represents and warrants that no oral or other agreements, understandings, representations or warranties exist with respect to the Parent Guaranty or with respect to the obligations of the undersigned thereunder, except those specifically set forth herein.  Parent further acknowledges and agrees that neither further notice to, nor consent of, Parent with respect to the modifications effected by this Second Amendment is required under the terms of the Parent Guaranty.

4.             Governing Law; Consent to Jurisdiction.  This Second Amendment, and the Agreement as so amended by this Second Amendment, shall be interpreted in accordance with and governed by the laws of the State of New York without giving effect to conflicts of law

3

principles that would cause the application of the law of any jurisdiction other than the laws of the State of New York. Each party hereto irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of New York in New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under or in connection with this Second Amendment.

5.             Costs and Expenses. Seller agrees to reimburse Wells for all reasonable costs and expenses, including attorneys’ fees and expenses and Wells’ due diligence expenses, in connection with the preparation, negotiation and documentation of this Second Amendment. Seller also agrees to pay, on demand, all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Second Amendment, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

6.             Execution in Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment by PDF copy, telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Second Amendment.  Any party delivering an executed counterpart of this Second Amendment by PDF copy, telefacsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Second Amendment or the Agreement as so amended by this Second Amendment.

4

IN WITNESS WHEREOF each Seller, Wells and Parent have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser

By:	/s/ Barbara Van Meerten
Name: Barbara Van Meerten
Title: Director

[Signature Page to 2nd Amendment to RPA]

WORLD FUEL SERVICES, INC.,
as a Seller

By:	/s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Senior Vice President—Finance

[Signature Page to 2nd Amendment to RPA]

WORLD FUEL SERVICES EUROPE, LTD.,
as a Seller

By:	/s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

[Signature Page to 2nd Amendment to RPA]

WORLD FUEL SERVICES (SINGAPORE) PTE LTD,
as a Seller

By:	/s/ Francis Lee
Name: Francis Lee
Title: Managing Director

[Signature Page to 2nd Amendment to RPA]

WORLD FUEL SERVICES TRADING DMCC,
as a Seller

By:	/s/ Timothy R. Bingham
Name: Timothy R. Bingham
Title: General Manager

[Signature Page to 2nd Amendment to RPA]

WORLD FUEL SERVICES AVIATION LIMITED,
as a Seller

By:	/s/ Wade N. DeClaris
Name: Wade N. DeClaris
Title: Director

[Signature Page to 2nd Amendment to RPA]

WORLD FUEL SERVICES CORPORATION,
as Parent

By:	/s/ Ira M. Birns
Name: Ira M. Birns
Title: EVP & CFO

[Signature Page to 2nd Amendment to RPA]

Exhibits A and D-2 have been intentionally omitted.